Exhibit (a) (viii)

Openwave Systems

Stock Option Exchange Program

Election Acceptance Form

Sample Employee

	Original Grant Detail				Stock Option Exchange Detail
Grant Date	Grant Type	Grant Number	Grant Price	Outstanding Shares	Exchange Ration	Replacement Grant	Accept Exchange

I voluntarily accept the stock option exchange for the above checked stock option grants.

The stock options you elected to exchange will be cancelled on April 24, 2003.

___________________Signature            ___________________Print Name            ___________________Date